EXHIBIT 10.37

                        GLOBAL MARINE INC.
           1990 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


                         SECOND AMENDMENT


     The Global Marine Inc. 1990 Non-Employee Director Stock Option Plan, as heretofore amended (the "Plan"), is hereby further amended as follows:

     1. Article X of the Plan is hereby amended in its entirety to be and read as follows:

     "X.  TRANSFERABILITY OF OPTIONS

          An Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution or as authorized by the following sentence, and any Option granted hereunder shall be exercisable, during the lifetime of the optionee, only by such optionee, his guardian or legal representative, or by a transferee authorized by the following sentence. An
     Option granted hereunder, or any portion thereof, may be transferred by the optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family
     Members"), (ii) a trust or trusts for the exclusive benefit of the optionee and/or Immediate Family Members,
     (iii) a partnership in which the optionee and/or
     Immediate Family Members are the only partners, (iv) a transferee pursuant to a judgment, decree or order relating to child support, alimony or marital property rights that is made pursuant to a domestic relations law of a state or country with competent jurisdiction (a
     "Domestic Relations Order"), or (v) such other transferee as may be approved by the Committee in its sole and absolute discretion; provided, however, that (x) the Board of Directors or the Committee may prohibit any transfer with or without cause in its sole and absolute discretion, and (y) subsequent transfers of transferred Options or any portion thereof are prohibited except those to or by the original optionee in accordance with this Article, by will or the laws of descent and distribution, or pursuant to a Domestic Relations Order. Following any transfer, an Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and any and all references to the optionee or Grantee in the Plan or the relevant Non-Employee Director Stock Option Agreement shall be deemed to refer to the transferee; provided, however, that any and all references to service or events of termination of service in the Plan or the relevant Non-Employee Director Stock Option Agreement shall continue to mean the original optionee's service or events of termination of the original optionee's service, and following any such event the Options shall be exercisable by the transferee only to the extent and for the periods specified in the Plan or the relevant Non-Employee Director Stock Option Agreement. Each transfer shall be effected by written notice thereof duly signed and delivered by the transferor to the Corporate
     Secretary of the Company at the principal business office of the Company. Such notice shall state the name and address of the transferee, the Option and amount thereof being transferred, and such other information as may be requested by the Corporate Secretary. The person or persons entitled to exercise any Option shall be that person or those persons appearing on the registry books of the Company as the owner or owners of the Option, and the Company may treat the person or persons in whose name or names an Option is registered as the owner or owner of the Option for all purposes. The Company shall have no obligation to, or liability for any failure to, notify the optionee or any transferee of any termination of any Option at or prior to its normal expiration date or of any event that will or might result in such termination."

     2. This Amendment shall become effective November 14, 1996 with respect to Options granted on and after that date. With respect to Options outstanding as of the close of business on November 13, 1996, this Amendment is subject to and shall only become effective upon a determination by the Vice President and Corporate Controller of Global Marine Inc. that this Amendment will not effect a material modification of any outstanding Option that will result in a charge to the Company's earnings.

     3. Terms used in this Amendment and not defined herein are used herein as they are defined in the Plan. References in the Plan to "this Plan" (and indirect references such as "hereof" and "herein") are amended to refer to the Plan as amended by this Amendment.

     4. Except as expressly amended hereby, the Plan shall remain in full force and effect.